UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): April 21, 2014

Valeant Pharmaceuticals International, Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

2150 St Elzéar Blvd. West

Laval, Quebec

Canada, H7L 4A8B

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (514) 744-6792

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 21, 2014, Valeant Pharmaceuticals International, Inc. (“Valeant”) filed a statement on Schedule 13D (the “Schedule 13D”) with respect to its beneficial ownership interest in Allergan, Inc (“Allergan”). The Schedule 13D included among other things the following disclosure:

“Valeant currently intends to propose a merger in which the Issuer’s shareholders will receive a combination of cash and Valeant common shares. Valeant has not yet determined the amount of cash and number of Valeant common shares it will offer, but it currently expects the cash component will total around $15 billion. Barclays and Royal Bank of Canada have indicated they are prepared to deliver financing commitments covering the cash portion of the transaction at the time Valeant makes an offer.

Although Valeant currently expects to make an offer, it is under no obligation and provides no assurance it will do so.”

Stockholders of the Company are encouraged to read the Schedule 13D in full.

In addition, a list of persons who may be participants in any solicitation of proxies in respect of any Valeant proposal of a business combination with Allergan is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	List of persons who may be participants in the solicitation of proxies.

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal which Valeant may make for a business combination transaction with Allergan. In furtherance of this proposal and subject to future developments, Valeant and Pershing Square Capital Management, L.P. (“Pershing Square”) (and, if a negotiated transaction is agreed, Allergan) may file one or more registration statements, proxy statements or other documents with the U.S. Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement, registration statement, prospectus or other document Valeant, Pershing Square and/or Allergan may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF VALEANT AND ALLERGAN ARE URGED TO READ THE PROXY STATEMENT(S), REGISTRATION STATEMENT,

PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Allergan and/or Valeant, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Valeant and/or Pershing Square through the website maintained by the SEC at http://www.sec.gov.

Information regarding the names and interests in Allergan and Valeant of Valeant and persons related to Valeant who may be deemed participants in any solicitation of Allergan or Valeant shareholders in respect of a Valeant proposal for a business combination with Allergan is available in the additional definitive proxy soliciting material in respect of Allergan filed with the SEC by Valeant as Exhibit 99.1 hereto. Information regarding the names and interests in Allergan and Valeant of Pershing Square and persons related to Pershing Square who may be deemed participants in any solicitation of Allergan or Valeant shareholders in respect of a Valeant proposal for a business combination with Allergan will be available in the additional definitive proxy soliciting material in respect of Allergan when filed with the SEC by Pershing Square on April 22, 2014. The additional definitive proxy soliciting material referred to in this paragraph can be obtained free of charge from the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valeant Pharmaceuticals International, Inc.

Date: April 21, 2014	By:	/s/ Robert R. Chai-Onn
		Name:	Robert R. Chai-Onn
		Title:	Executive Vice President, General Counsel and Chief Legal Officer, Head of Corporate and Business Development

EXHIBIT INDEX

Exhibit Number	Description

99.1	List of persons who may be participants in the solicitation of proxies.